                          SCHEDULE 14A (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                          ---------------------------

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                INFOSPACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              [Logo of InfoSpace]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 22, 2000

TO THE STOCKHOLDERS:

  Notice is hereby given that the Annual Meeting of Stockholders of InfoSpace, Inc., a Delaware corporation (the "Company"), will be held on May 22, 2000 at 10:00 a.m., local time, at the Hyatt Regency Bellevue located at 900 Bellevue Way NE, Bellevue, Washington 98004, for the following purposes:

  1. To elect three Class I directors to serve for the ensuing three years and until their successors are duly elected.

  2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 3, 2000 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Ellen B. Alben

                                          Ellen B. Alben
                                          Senior Vice President, Legal and
                                           Business Affairs
                                          and Secretary

Redmond, Washington
April 25, 2000

                                INFOSPACE, INC.

                               ----------------

                           PROXY STATEMENT FOR 2000
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                              PROCEDURAL MATTERS

General

  The enclosed Proxy is solicited on behalf of InfoSpace, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 22, 2000 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Regency Bellevue located at 900 Bellevue Way NE, Bellevue WA 98004. The Company's telephone number at its principal business offices is
(425) 602-0600.

  These proxy solicitation materials were mailed on or about April 25, 2000 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

  Only stockholders of record at the close of business on April 3, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one class of Common Stock, $0.0001 par value. As of the Record Date, 227,798,329 shares of the Company's Common Stock were issued and outstanding (as adjusted to reflect a two-for-one stock split effected by the Company on April 6, 2000) and held of record by 454 stockholders. This number includes Exchangeable Shares of the Company's subsidiary, InfoSpace.com Canada Holdings Inc., which are at any time exchangeable into, and have voting rights equivalent to, the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

  Each holder of Common Stock is entitled to one vote for each share held.

  This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

  All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

  Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the "SEC"). Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 26, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

  In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or (ii) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not fewer than 60 days nor more than 90 days in advance of the annual meeting (or, with respect to an election of directors to be held at a special meeting, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 60 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The Company's Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the annual meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 60 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to the Company's principal executive offices at 15375 N.E. 90th Street, Redmond, WA 98052,
Attention: Secretary. After May 12, 2000, notices should be sent to the Company's principal executive offices at its new location at Three Bellevue Center, 601 108th Avenue N.E., Bellevue, WA 98004.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Additional Information Relating to Directors and Executive Officers of the Company" and (iv) all directors and executive officers as a group. The number of shares beneficially owned by each person in the table below has been adjusted to give effect to a two-for-one stock split effected by the Company on April 6, 2000.

                                                       Number of    Percentage
                                                         Shares     of Shares
      Five Percent Stockholders,                      Beneficially Beneficially
   Directors and Executive Officers                     Owned(1)     Owned(%)
   --------------------------------                   ------------ ------------
   Naveen Jain(2)....................................  65,701,998      28.5%
    c/o InfoSpace.com, Inc.
    15375 N.E. 90th Street
    Redmond, WA 98052
   Acorn Ventures-IS, LLC(3).........................  20,236,346       8.4%
    1309 114th Avenue S.E.
    Suite 200
    Bellevue, WA 98004
   Pilgrim Baxter & Associates(4)....................  14,528,000       6.4%
    825 Duportail Road
    Wayne, PA 19087
   Putnam Investments, Inc.(5).......................  13,827,412       6.1%
    One Post Office Square
    Boston, MA 02109
   Ellen B. Alben(6).................................     346,151         *
   Michael D. Kantor(7)..............................     327,552         *
   John E. Cunningham, IV(8).........................     982,318         *
   Peter L. S. Currie(9).............................     146,910         *
   David C. House....................................         530         *
   Gary C. List(10)..................................     244,500         *
   Rufus W. Lumry, III(11)...........................  20,236,346       8.4%
   Carl Stork(12)....................................     430,000         *
   Bernee D. L. Strom(13)............................   1,946,153         *
   All directors and executive officers as a group
    (13 persons)(14).................................  90,747,670      36.9%

--------
 *    Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Represents 39,349,226 shares of Common Stock held in the name of Naveen and Anuradha Jain, 7,998,604 shares of Common Stock held by the Jain Family Irrevocable Trust, 7,942,084 shares of Common Stock held by Naveen Jain GRAT No. 1, 7,942,084 shares of Common Stock held by Anuradha Jain GRAT No. 1, 425,000 shares subject to options exercisable by Naveen Jain within 60 days of the Record Date, and 2,045,000 shares subject to options exercisable by Anuradha Jain within 60 days of the Record Date. Anuradha Jain is Mr. Jain's spouse.

(3) Includes 13,750,208 shares of Common Stock issuable upon exercise of warrants currently exercisable, 31,328 shares of Common Stock held by Rufus W. Lumry, III, and 100,000 shares of Common Stock held by Mr. Lumry subject to options exercisable within 60 days of the Record Date. Mr. Lumry is the principal stockholder, sole director and President of Acorn Ventures, Inc., the sole member of Acorn Ventures-IS, LLC.

(4) As of December 31, 1999, based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 7, 2000, and adjusted to give effect to a two-for-one stock split effected by the Company on January 4, 2000.

(5) As of December 31, 1999, based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2000, and adjusted to give effect to a two-for-one stock split effected by the Company on January 4, 2000. Consists of 13,377,412 shares beneficially owned with shared dispositive power by Putnam Investment Management, Inc. and 450,000 shares beneficially owned with shared dispositive power by The Putnam Advisory Company, Inc. (with shared voting power over 86,600 of these shares), which are registered investment advisors and wholly owned by Putnam Investments, Inc. Putnam Investments, Inc. is a wholly owned subsidiary of Marsh & McLennan Companies, Inc.

(6) Includes 83,973 shares of Common Stock subject to options exercisable within 60 days of the Record Date.

(7) Includes 3,328 shares of Common Stock subject to options exercisable within 60 days of the Record Date. Due to recent changes in our executive management structure, Mr. Kantor is no longer considered to be an executive officer of the Company for SEC reporting purposes, although he continues to serve as Senior Vice President, Advertising.

(8) Includes 110,000 shares of Common Stock subject to options exercisable within 60 days of the Record Date, and 157,504 shares of Common Stock held by Clear Fir Partners LP. Mr. Cunningham is the President of Clear Fir Partners, LP.

(9) Includes 110,000 shares of Common Stock subject to options exercisable within 60 days of the Record Date.

(10) Includes 110,000 shares of Common Stock subject to options exercisable within 60 days of the Record Date.

(11) Includes 100,000 shares of Common Stock subject to options exercisable within 60 days of the Record Date, and shares held by Acorn Ventures-IS, LLC. See note (3) above.

(12) Includes 110,000 shares of Common Stock subject to options exercisable within 60 days of the Record Date.

(13) Includes 759,494 shares of Common Stock subject to options exercisable within 60 days of the Record Date.

(14) Includes 17,801,314 shares of Common Stock subject to options and warrants exercisable within 60 days of the Record Date.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

  The Company's Board of Directors is currently comprised of nine members divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors are distributed among the three classes so that, as nearly as possible, each class consists of an equal number of directors.

Nominees For Directors

  Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2003. The Board of Directors has nominated John E. Cunningham, IV, Ashok Narasimhan and Arun Sarin (the "Nominees") for election as Class I directors.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Nominees. In the event that either Nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any of the Nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the Nominees as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Election of Directors

  If a quorum is present and voting, the three (3) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE
NOMINEES.

Nominees

  The names of the Nominees and certain information about them as of April 17, 2000 are set forth below:

                                                                       Director
   Name of Nominee              Age     Positions with the Company      Since
   ---------------              ---     --------------------------     --------
   John E. Cunningham, IV(1)...  42 Director                             1998
   Ashok Narasimhan............  51 Chief Operating Officer,             2000
                                     President of Merchant Services
                                     and Director
   Arun Sarin..................  45 Chief Executive Officer and          2000
                                    Director

  --------
  (1)  Member of the Compensation Committee.

  John E. Cunningham, IV has served as a director of the Company since July 1998. Since April 1995 he has served as President of Kellett Investment Corporation, an investment fund for later-stage, high-growth private companies. He is on the Board of Directors of Petra Capital, LLC and Meals.com. Mr. Cunningham also serves as an advisor to several internet-related companies including: digiMine and Virtual Bank.com. During 1997, Mr. Cunningham was interim Chief Executive Officer of Real Time Data. From December 1994 to August 1996, he was President of Pulson Communications, Inc. From February 1991 to November 1994, he served as Chairman and Chief Executive Officer of RealCom Office Communications, a privately held telecommunications company that merged with MFS Communications Company, Inc., and was subsequently acquired by WorldCom, Inc. Mr. Cunningham holds a B.A. from Santa Clara University and an M.B.A. from the University of Virginia.

  Ashok Narasimhan joined the Company in February 2000 as President of Merchant Services and was appointed Chief Operating Officer and a director in April 2000. He founded Prio, Inc. in March 1996, and served as Chairman and Chief Executive Officer. The Company acquired Prio in February 2000. During the seven years prior to forming Prio, he was part of the core management team at VeriFone, where he served as Vice President of Product Development. Prior to VeriFone, he was the founding Chief Executive Officer of the computer businesses of Wipro, the largest computer, software and information technology company in India. He holds a B.S. and an M.B.A. from the Indian Institute of Management, associated with the Sloan School of Management at MIT.

  Arun Sarin joined the Company in April 2000 as Chief Executive Officer and was appointed a director in April 2000. He served as Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch, Plc from June 1999 to April 2000. From February 1997 to June 1999, Mr. Sarin was the President and Chief Operating Officer of AirTouch Communications, Inc., a wireless telecommunications services company (which was merged with Vodafone Group Plc to form Vodafone AirTouch, Plc in June 1999). He served as President and Chief Executive Officer of AirTouch International from April 1994 to February 1997. After joining Pacific Telesis Group in 1984 (from which AirTouch was spun off in 1994), Sarin held a variety of positions, including Vice President and General Manager--Bay and Regional Markets, Vice President--Chief Financial Officer, Controller and Strategy at Pacific Bell; and Vice President of Corporate Strategy for Pacific Telesis Group. Mr. Sarin currently serves on the Boards of Directors of Vodafone AirTouch, Plc, Charles Schwab Corporation and Cisco Systems, Inc. Mr. Sarin holds an M.B.A. and an M.S. degree from the University of California at Berkeley and a B.S. in engineering from the Indian Institute of Technology.

Continuing Directors

  Class II--Terms expiring in 2001

  The names of the Company's Class II directors, whose terms end in 2001, and certain information about them as of April 17, 2000, are set forth below:

                                                                        Director
   Name of Director(1)           Age     Positions with the Company      Since
   -------------------           ---     --------------------------     --------
   David C. House(2)............  50 Director                             2000
   Rufus W. Lumry, III..........  53 Director                             1998
   Carl Stork(2)................  40 Director                             1998

  --------
  (1) Does not include information regarding Bernee D.L. Strom, who resigned as a Class II director effective April 7, 2000.

  (2)  Member of the Audit Committee.

  David C. House has served as a director of the Company since January 2000. Since October 1995, Mr. House has served as President, Establishment Services Worldwide of American Express Travel Related Services Company, Inc. From January 1993 to October 1995, he served as Senior Vice President of Sales and Field Marketing for the United States Establishment Services Group of American Express. In addition, Mr. House served as a director of Prio, Inc. prior to its acquisition by the Company in March 2000. Mr. House holds a B.S. from the University of Minnesota and completed the Program for Management Development at the Harvard Graduate School of Business Administration.

  Rufus W. Lumry, III has served as a director of the Company since December 1998. Since 1992, Mr. Lumry has served as President of Acorn Ventures, Inc., a venture capital firm he founded. Prior to founding Acorn Ventures, Mr. Lumry served as a director and Chief Financial Officer of McCaw Cellular Communications. Mr. Lumry was one of the founders of McCaw in 1982, and retired from McCaw in 1990 as Executive Vice President and Chief Financial Officer. Mr. Lumry holds an A.B. from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration.

  Carl Stork has served as a director of the Company since September 1998. Since April 1998, Mr. Stork has been General Manager, Hardware Strategy and Business Development, at Microsoft Corporation. Mr. Stork has held various other management positions at Microsoft since 1981. Mr. Stork holds a B.S. from Harvard University and an M.B.A. from the University of Washington.

 Class III--Terms expiring in 2002

  The names of the Company's Class III directors, whose terms end in 2002, and certain information about them as of April 17, 2000, are set forth below:

                                                                        Director
   Name of Director              Age     Positions with the Company      Since
   ----------------              ---     --------------------------     --------
   Naveen Jain..................  40 Chairman of the Board                1996
   Peter L. S. Currie(1)........  43 Director                             1998

  --------
  (1)  Member of the Audit Committee.

  Naveen Jain founded the Company in March 1996. Mr. Jain has served as the Company's Chief Executive Officer since its inception to April 2000, as its President since its inception to November 1998 and as its sole director from its inception to June 1998, when he was appointed Chairman of the Board upon the Board's expansion to five directors. From June 1989 to March 1996, Mr. Jain held various positions at Microsoft Corporation, including Group Manager for MSN, Microsoft's online service. From 1987 to 1989, Mr. Jain served as Software Development Manager for Tandon Computer Corporation, a PC manufacturing company. From 1985 to 1987, Mr. Jain served as Software Manager for UniLogic, Inc., a PC manufacturing company and from 1982 to 1985, he served as Product Manager and Software Engineer at Unisys Corporation/Convergent Technologies, a computer manufacturing company. Mr. Jain holds a B.S. from the University of Roorkee and an M.B.A. from St. Xavier's School of Management.

  Peter L. S. Currie has served as a director of the Company since July 1998. Mr. Currie is Executive Vice President and Chief Administrative Officer of Netscape Communications Corporation, where he has held various management positions since April 1995. From April 1989 to April 1995, Mr. Currie held various management positions at McCaw Cellular Communications, Inc., including Executive Vice President and Chief Financial Officer and Executive Vice President of Corporate Development. Before joining McCaw Cellular, he was a Principal at Morgan Stanley & Co., Incorporated. Mr. Currie holds a B.A. from Williams College and an M.B.A. from Stanford University.

Board Meetings and Committees

  The Board of Directors of the Company held a total of twenty (20) meetings, and acted by written consent three times, during 1999. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

  The Compensation Committee, which consists of directors Gary C. List and John E. Cunningham, IV met twice, and acted by written consent three times, during 1999. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's Stock Incentive Plan and makes recommendations to the Board of Directors regarding such matters.

  The Audit Committee, which consists of directors Peter L. S. Currie and Carl Stork, met five times, and acted by written consent once, during 1999. Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates the Company's internal control functions. David C. House was also appointed to the Audit Committee effective April 17, 2000.

  No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Compensation of Directors

  Each director is paid $750 for each Board of Directors meeting attended in person, $500 for each Board of Directors meeting attended by telephone and $500 for each committee meeting attended. Each Director is reimbursed for travel expenses incurred to attend meetings of the Board of Directors or committee meetings. Directors are eligible to participate in the Stock Incentive Plan.

  Under the Company's Restated 1996 Flexible Stock Incentive Plan, the Company grants a nonqualified stock option to purchase 20,000 shares of Common Stock to each nonemployee director on the date the director is first appointed or elected to the Board of Directors. Nonemployee directors serving at the time of the adoption of the program each received an option to purchase 10,000 shares of Common Stock. On November 19, 1998, each nonemployee director received a supplemental option to purchase 20,000 shares of Common Stock. In addition, immediately following each Annual Meeting of Stockholders of the Company, the Company grants to each nonemployee director an additional nonqualified stock option to purchase 5,000 shares of Common Stock immediately following such Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting or within the three-month period prior to such Annual Meeting. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of such grant.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

  Deloitte & Touche LLP has audited the Company's financial statements annually since 1997. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote; Ratification of Appointment of Independent Auditors

  The affirmative vote of the holders of a majority of the Votes Cast is required to approve the appointment of the independent auditors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                      ADDITIONAL INFORMATION RELATING TO
                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Compensation of Executive Officers

  The following table sets forth information concerning the compensation we paid to Naveen Jain, our chief executive officer, and the three other executive officers of the Company as of December 31, 1999 who earned compensation in excess of $100,000 during 1999 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                        Long-Term
                                                       Compensation
                                                       ------------
                                                          Awards
                                                       ------------
                                            Annual
                                         Compensation   Securities
                                  Fiscal ------------   Underlying   All Other
Name and Principal Position        Year     Salary     Options(#)   Compensation
---------------------------       ------ ------------  ------------ ------------
Naveen Jain......................  1999    $231,571     1,400,000       $500(1)
 Chief Executive Officer           1998      62,500            --         --

Bernee D. L. Strom(2)............  1999     270,795            --         --
  President and Chief Operating
   Officer

Ellen B. Alben...................  1999     130,625        40,000         --
 Senior Vice President, Legal and
 Business Affairs and Secretary

Michael D. Kantor(3).............  1999     541,126(4)     40,000         --
 Senior Vice President,
  Advertising

--------
(1)  Consists of an award to Mr. Jain in connection with patent filings.

(2) Since January 1, 2000, Ms. Strom has served as President of InfoSpace Venture Capital Fund 2000, LLC.

(3) Due to recent changes in our executive management structure, Mr. Kantor is no longer considered to be an executive officer of the Company for SEC reporting purposes, although he continues to serve as Senior
     Vice President, Advertising.

(4) Consists of $90,792 in base salary and sales commissions of $450,334 paid to Mr. Kantor for advertising revenue attributable to Mr. Kantor.

Option Grants in Last Fiscal Year

  The following table sets forth certain information regarding stock options granted by the Company to the Named Executive Officers during 1999.

                                           Individual Grants
                         -----------------------------------------------------
                                                                                Potential Realizable Value
                         Number of                                              at Assumed Annual Rates of
                         Securities Percent of Total                           Stock Price Appreciation for
                         Underlying Options Granted                                   Option Term(3)
                          Options   to Employees in     Exercise    Expiration ----------------------------
Name                     Granted(#)  Fiscal Year(1)  Price($/Sh)(2)    Date        5%($)         10%($)
----                     ---------- ---------------- -------------- ---------- ------------- --------------
Naveen Jain............. 1,400,000        16.3%         $ 5.813       2/22/09  $   5,117,630 $   12,969,079
Bernee D. L. Strom......        --          --               --            --             --             --
Ellen B. Alben..........    40,000         0.5%          11.844      10/25/09        297,940        755,039
Michael D. Kantor.......    40,000         0.5%          11.516       8/31/09        289,686        734,122

--------
 *  Less than 1%.

(1) Based on a total of 8,605,180 option shares granted to employees during 1999.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the time of the grant.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the SEC and are therefore not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Assumes all options are exercised at the end of their respective 10-year terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregate Option Exercises in 1999 and Year-End Option Values

  The following table shows certain information concerning stock options exercised by the Named Executive Officers during 1999, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers on December 31, 1999.

                                                            Number of
                                                      Securities Underlying     Value of Unexercised
                           Shares                    Unexercised Options at    In the Money Options at
                          Acquired                     Fiscal Year-End(1)      Fiscal Year- End ($)(2)
                             on          Value      ------------------------- -------------------------
Name                     Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------------- ----------- ------------- ----------- -------------
Naveen Jain.............        --             --       50,000    1,350,000   $ 2,384,375 $ 64,378,125
Bernee D. L. Strom......   333,324    $10,436,540    1,250,008    4,416,668    64,531,663  228,010,486
Ellen B. Alben..........   167,012      2,143,797       62,160      490,828     3,236,923   25,239,306
Michael D. Kantor.......   177,464      1,623,586      195,167      123,369    10,316,395    6,017,673

--------
(1) Represents the aggregate fair market value on the respective dates of exercise of the shares of Common Stock received on exercise of the options, less the aggregate exercise price of the options.

(2) These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing price of the Company's Common Stock on December 31, 1999 ($53.50 per share) and the exercise price of the options.

Employment Agreement

  The Company entered into an employment agreement dated as of December 16, 1999 with Bernee D.L. Strom, pursuant to which Ms. Strom served as the Company's President and Chief Operating Officer through December 31, 1999, and shall serve as President of the Company's newly-formed venture capital division from January 1, 2000 through June 30, 2000. This employment agreement supercedes a prior employment agreement with Ms. Strom entered into in December 1998. Among other things, the employment agreement provides that the Company will continue to provide Ms. Strom with salary and benefits equal to those granted under her prior employment agreement, including an annual salary of $250,000 and insurance and other employee benefits, including option grants previously made to Ms. Strom pursuant to her prior employment agreement. In addition, the employment agreement provides for a severance payment of $250,000 if Ms. Strom's employment is terminated other than for cause prior to June 30, 2000 and, under certain circumstances, reimbursement of certain expenses incurred by Ms. Strom in connection with her relocation to the Seattle, Washington area.

Benefit Plans

  The following is a brief summary of plans in effect during 1999 under which executive officers and directors of the Company received benefits:

 Restated 1996 Flexible Stock Incentive Plan

  The purpose of the Stock Incentive Plan is to provide an opportunity for employees, officers, directors, independent contractors and consultants of the Company to acquire the Company's Common Stock. The Stock

Incentive Plan provides for grants of stock options, stock appreciation rights, or SARs, and stock awards. The Company has authorized an aggregate of 45,967,866 shares of Common Stock for issuance under the Stock Incentive Plan. As of December 31, 1999, options to purchase 25,599,281 shares of Common Stock were outstanding under the Stock Incentive Plan at a weighted average exercise price of $5.2614 per share, and options to purchase 18,477,917 shares were available for future grant.

 Stock Option Program for Nonemployee Directors

  Under the Stock Incentive Plan, the Company grants a nonqualified stock option to purchase 20,000 shares of Common Stock to each nonemployee director on the date the director is first appointed or elected to the Board of Directors. Nonemployee directors serving at the time of the adoption of the program each received an option to purchase 5,000 shares of Common Stock. On November 19, 1998, each nonemployee director received a supplemental option to purchase 40,000 shares of Common Stock. The Company grants to each nonemployee director an additional nonqualified stock option to purchase 5,000 shares of Common Stock immediately following each Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting of Stockholders or within the three-month period prior to such Annual Meeting of Stockholders. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of such grant.

 1998 Employee Stock Purchase Plan

  The Company adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") in August 1998. The Purchase Plan is intended to qualify under Section 423 of the Code and permits eligible employees to purchase the Company's Common Stock through payroll deductions of up to 15% of their compensation. Under the Purchase Plan, no employee may purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. The Company has authorized an aggregate of 3,600,000 shares of Common Stock for issuance under the Purchase Plan.

  The Purchase Plan is implemented with six-month offering periods. Offering periods begin on each February 1 and August 1. Participants purchase Common Stock under the Purchase Plan at a price equal to the lesser of 85% of their fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period. As of December 31, 1999, 152,580 shares of Common Stock have been issued under the Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1999, it has complied with all filing requirements applicable to its executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, except as follows: (i) John E. Cunningham, IV filed a Form 4 relating to March 1999 trading activity, which was due on April 10, 1999, on April 12, 1999; (ii) Rufus W. Lumry, III filed a Form 4 relating to December 1998 trading activity, which was due on January 10, 1999, on February 15, 1999 (iii) Carl Stork filed a Form 4 relating to December 1998 trading activity, which was due on January 10, 1999, on January 26, 1999; and (iv) Bernee D.L. Strom filed a Form 4 relating to September 1999 trading activity, which was due on October 10, 1999, on October 12, 1999.

Compensation Committee Report on Executive Compensation

  The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

  During the fiscal year ended December 31, 1999, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize stockholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

 Compensation

  The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) the Company's financial performance over the past year based upon revenues and operating results,
(iii) the achievement of individual performance goals related to each executive officer's duties and area of responsibility, and (iv) the growth of the Company and the increased responsibilities of each executive officer as result of such growth.

 Equity-Based Compensation

  The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the executive officers of the Company under the Stock Incentive Plan upon the Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The Stock Incentive Plan is intended to provide additional incentives to the executive officers to maximize stockholder value. Options are generally granted under the Stock Incentive Plan at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with the Company.

 Compensation of the Chief Executive Officer

  From the Company's inception until July 1998, Naveen Jain, the Company's Chief Executive Officer, received no compensation for his services. Subsequent to July 1998, Mr. Jain began receiving an annual salary of $125,000. In March 1999, Mr. Jain's annual salary was increased to $250,000. In addition, he was granted options to purchase a total of 1,400,000 shares of the Company's Common Stock. In determining the increase to Mr. Jain's annual salary and the size of the option grants, the Board of Directors considered several factors, including the attainment of corporate revenue and operating results goals for the prior year, the Company's progress in new product development, the growth of the Company in the prior year, the importance of providing Mr. Jain with continuing incentives and the contribution of Mr. Jain to the Company's strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted greater or lesser than the other.

 Summary

  The Compensation Committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will continue to evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                     Members of the Compensation Committee:

                                     Gary C. List
                                     John E. Cunningham, IV

Certain Relationships and Related Transactions

  Acorn Ventures-IS, LLC and John E. and Carolyn Cunningham are entitled to certain registration rights with respect to the shares of Common Stock and the Common Stock issuable upon exercise of the warrants purchased in private placements completed in 1998. Rufus W. Lumry, III, one of the Company's directors, is the principal stockholder, sole director and president of Acorn Ventures, Inc., the sole member of Acorn Ventures-IS, LLC. John E. Cunningham is also one of the Company's directors.

  On May 21, 1998, the Company entered into Consulting Agreements with Acorn Ventures and John E. Cunningham, IV, pursuant to which the Company is required to pay reasonable out-of-pocket expenses incurred by them in connection with their services as consultants. In addition, the Company has entered into agreements to indemnify Acorn Ventures-IS, LLC and John E. Cunningham, IV against expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding in which they are parties or participants arising out of their services as consultants. These consulting services include assistance in defining the Company's business strategy, identifying and meeting with sources of financing and assisting the Company in structuring and negotiation such financings. The Consulting Agreements have terms of five years and are terminable by either party upon breach of the Consulting Agreement by the other party or on 30 days' notice. Other than the reimbursement of out-of-pocket expenses, there is no other cash compensation under the Consulting Agreements. The Company anticipates that the Consulting Agreements will be terminated in May 2000.

  In July 1998, the Company entered into a joint venture agreement with Thomson Directories Limited to form TDL InfoSpace to replicate its content, community and commerce services in Europe. TDL InfoSpace has been providing content services in the United Kingdom since the third quarter of 1998. Under the Web site services agreement, Thomson provides its directory information to TDL InfoSpace and sell Internet yellow pages advertising for the joint venture through its local sales forces. The Company also licenses its technology and provides hosting services to TDL InfoSpace. Thomson and the Company each purchased a 50% interest in TDL InfoSpace and are required to provide reasonable working capital to TDL InfoSpace. As of December 31, 1999, the Company had contributed $496,000 to the joint venture. Gary C. List, one of our directors, is Chairman of Thomson Directories Limited and Chief Executive of its parent company, TDL Group Limited.

  In January 2000, the Company entered into contracts to provide content and promotional services to ImageX.com, Inc., pursuant to which the Company may earn up to $1.2 million in fees over a one-year period. Rufus W. Lumry, III, one of the Company's directors, is President of Acorn Ventures, Inc., which directly and through affiliated entities beneficially owns over 12% of the common stock of ImageX.com, Inc. as of February 29, 2000 (based on information filed with the SEC by ImageX.com, Inc.).

  During 1999, the Company entered into a technology license and development agreement for the development of online shopping cart technology with TEOCO Corporation. Under the terms of the agreement, the Company paid a development fee to TEOCO Corporation of $400,000. The Company owns all rights to the technology and has granted a perpetual license to TEOCO Corporation to use the developed technology for certain limited uses. Atul Jain, the President and majority shareholder of TEOCO Corporation, is the brother of Naveen Jain, the Company's Chairman and Chief Executive Officer.

  The Company believes that all the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Any future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

  The Company has entered into indemnification agreements with each of its executive officers and directors.

  On December 11, 1998, the Company, all of its current and future directors and Naveen Jain entered into an Indemnification Agreement whereby Mr. Jain placed 8,000,000 shares of the Company's Common Stock beneficially owned by him into an escrow account to indemnify the Company and the Company's directors for a period of five years for certain known and unknown liabilities that may have arisen prior to September 30, 1998. The indemnification agreement, however, did not provide for indemnification for certain matters known by the Board prior to September 30, 1998 or losses less than $100,000.

  On February 10, 2000, in exchange for the release of such shares, Mr. Jain entered in a Noncompetition Agreement with the Company. In addition to noncompetition, nondisclosure and invention release provisions which apply for the duration of his employment, the Noncompetition Agreement also provides that Mr. Jain will not engage in activities which compete with the business of the Company for a period of two years after termination of his employment with the Company for any reason.

  In connection with the Company's Employment Agreement dated as of December 16, 1999 with Bernee D.L. Strom, the Company agreed to extend a loan to Ms. Strom in the amount of $10 million for the purpose of exercising stock options and paying federal taxes thereon. The loan will be due and payable two years from the date of the Employment Agreement, and bears interest at the prime rate. The largest amount outstanding since the date of the Employment Agreement was $10.0 million, which was the outstanding balance of the loan as of February 29, 2000. For a further description of the Employment Agreement, see "--Employment Agreement" above.

Performance Graph

  Set forth below is a line graph comparing the cumulative return to the stockholders of the Company's Common Stock to the cumulative return of (i) the Nasdaq U.S. Index and (ii) the Hambrecht & Quist Internet Index for the period commencing December 15, 1998 (the date of the Company's initial public offering) and ending on December 31, 1999. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
          AMONG INFOSPACE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST INTERNET INDEX

                          Nasdaq Stock Market    Chase H&Q
DATES        InfoSpace           -U.S.            Internet
-----        ---------           -----            --------
12/15/98       100.00           100.00             100.00
Dec-98         254.17           109.08             115.45
Jan-99         383.33           124.94             171.53
Feb-99         363.33           113.74             153.70
Mar-99         590.83           122.02             195.32
Apr-99         955.42           125.45             221.06
May-99         626.67           122.56             186.09
Jun-99         626.67           133.50             201.16
Jul-99         612.50           131.56             177.43
Aug-99         614.17           136.77             186.80
Sep-99         548.33           136.55             206.78
Oct-99         741.67           146.47             228.63
Nov-99        1355.83           162.10             288.15
Dec-99        2853.33           197.07             400.28

Transaction of Other Business

  The Board of Directors of the Company knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors

                                          /s/ Ellen B. Alben

                                          Ellen B. Alben
                                          Senior Vice President, Legal and
                                           Business Affairs
                                          and Secretary

Redmond, Washington
April 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                INFOSPACE, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 22, 2000

     The undersigned stockholder(s) of InfoSpace, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2000, and hereby appoints Ellen B. Alben and Tammy D. Halstead, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InfoSpace, Inc. to be held May 22, 2000, at 10:00 a.m., Pacific Standard Time, at the Hyatt Regency Bellevue located at 900 Bellevue Way NE, Bellevue, Washington 98004, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

             CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                                                                              Please mark     [X]
                                                                                                              your votes
                                                                                                            as indicated in
                                                                                                              this example
                                              WITHHOLD
                        FOR all of the        AUTHORITY
                       nominees listed       to vote for
                       below (except as      all of the
                         indicated)     nominees listed below                                              FOR    AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS    [ ]                 [ ]            2. Proposal to ratify the appointment of    [ ]      [ ]      [ ]
                                                                  Deloitte & Touche LLP as independent
If you wish to withhold authority to vote for                     auditors of Company for the fiscal
any individual nominee, strike a line through                     year ending December 31, 2000.
that nominee's name in the list below:
Nominees:  John E. Cunningham, IV
           Ashok Narasimhan
           Arun Sarin

                    Address change? Indicate change below.

                                                                     __________
                                                                               |
                                                                               |     THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                                                               |     VOTED IN ACCORDANCE WITH THE SPECIFICATIONS
                                                                                     MADE. IF NO SPECIFICATION IS MADE, THE SHARES
                                                                                     REPRESENTED BY THIS PROXY WILL BE VOTED FOR
                                                                                     EACH OF THE ABOVE PERSONS AND PROPOSALS. IF ANY
                                                                                     OTHER MATTERS PROPERLY COME BEFORE THE
                                                                                     MEETING, THE PERSONS NAMED IN THIS PROXY WILL
                                                                                     VOTE IN THEIR DISCRETION.

Signature(s)__________________________________________________________________________________________ Date:__________________, 2000
PLEASE SIGN exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

------------------------------------------------------------------------------------------------------------------------------------
                                                     . FOLD AND DETACH HERE .